EMPLOYMENT AGREEMENT

                     This EMPLOYMENT AGREEMENT made this 10th day of January, 2000, by and between AGREE REALTY CORPORATION, a Maryland corporation (the "Company"), and DAVID PRUETER (the "Executive").

                            W I T N E S S E T H :

           WHEREAS, the Executive is expected to make certain contributions to the financial strength of the Company

           WHEREAS, the Company desires to assure itself of the continuity of management and desires to establish certain compensation rights of certain of its key senior executive officers, including the Executive; and

           WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

           1. Employment; Term. The Company hereby employs the Executive as Vice President of the Company and the Executive agrees to serve the Company in such capacity for the period commencing the date hereof (the "Effective Date") and ending on the fifth anniversary of the Effective Date (the "Initial Term").

           2. Termination. Subject to the terms and conditions set forth herein, the Executive's employment may be terminated by either party hereto upon thirty (30) days' written notice to the other party hereto.

           3. Duties. The Executive shall be responsible for the supervision, control and conduct of the development and leasing affairs business of the Company and shall have such additional duties and any additional responsibilities as are normally assigned to a Vice President which may from time to time be reasonably designated by the Board of Directors of the Company (the "Board"), provided that in no event shall the scope of his duties and the extent of his responsibilities be substantially different from the duties and responsibilities usually associated with those positions in a corporation similar in size and function to the Company. At all times, the Executive shall be subject to the direction of the Board. During the period the Executive is employed by the Company (the "Employment Period"), the Executive shall devote his full business time and best efforts to the business and affairs of the Company and its subsidiaries.

           4. Compensation. The Company shall pay the Executive a salary at the rate of one hundred forty thousand dollars ($140,000.00) per annum during the first year of this contract. The annual salary for the balance of the contract is as follows: year two - $150,000; year three - $160,000; years four and five - $160,000 minimum. Such compensation shall be shall be payable in accordance with the usual payroll practices of the Company, as compensation to the Executive for the services rendered by the Executive hereunder, including, but not limited to, all services rendered by the Executive as an officer of the Company and its subsidiaries.

           5. Benefits.

           (a) The Company agrees to reimburse the Executive for all reasonable and necessary travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Employment Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of vouchers, in accordance with the Company's standard procedures. All such reimbursements shall be subject to limitations, which may from time to time be prescribed by the Board.

             (b) The Executive shall be entitled to participate in any and all life insurance , medical insurance group health, disability insurance, and other benefit plans which are made generally available during the Employment Period by the Company to executives of the Company, including, but not limited to, the Company's Stock Incentive Plan, Profit Sharing Plan and performance Bonus Plan (to the extent that the Executive qualifies under the eligibility provisions of such plan or plans).

Additionally, the Executive shall be entitled to receive annual paid vacation and paid holidays made available pursuant to Company policy to all of the senior executives of the Company.

           (c) In the event of the death or disability of the Executive, the Executive's employment hereunder shall terminate and in addition to any amounts payable at such time and in accordance with the terms of Paragraph 4 hereof (appropriately pro-rated), the Company shall, for the longer of (i) the remainder of the calendar year in which the Executive dies or becomes disabled or (ii) six (6) months, but in no event longer than the remainder of the Initial Term, pay to the Executive or the Executive's personal representative, as the case may be, the Executive's salary at the date of such death or disability. For the purposes hereof, the term "disability" shall mean the absence of the Executive, due to physical or mental illness, on a full time basis for one hundred twenty (120) consecutive business days or for shorter periods which aggregate more than four months during any consecutive twelve (12) month period.

           (d) In the event the employment of the Executive is terminated by the Company for any reason other than for cause (as defined below), the Executive shall be entitled to all amounts payable during the Initial Term (including, but not limited to, salary at the then applicable rate) within ten (10) days of such termination and the Executive shall have the right to continue to participate in all benefits plans made generally available by the Company to its executives during the Initial Term. For purposes of this Section 5(d) the term "cause" shall mean: (i) the Executive's willful failure or refusal to perform specific reasonable written directives of the Board, which directives are consistent with the scope and nature of the Executive's duties and responsibilities under this Employment Agreement, and which are not remedied by the Executive within sixty (60) days after being notified, in writing, of his failure by the Board; (ii) the Executive's conviction of a felony; (iii) any act of dishonesty involving the Company which results in an unjust gain or enrichment to the Executive at the expense of the Company; (iv) any act involving moral turpitude of the Executive which adversely affects the business of the Company; or (v) a material breach by the Executive of his obligations under Section 7 hereof.

           (e) In the event this Employment Agreement is terminated by the Company for "cause," the Executive shall forfeit his right to any and all benefits (other than any previously vested benefits, including, without limitation, the Executive's salary through the date of termination) which the Executive would otherwise have been entitled to receive pursuant to the terms of this Employment Agreement.

                     6. Change in Control of the Company

If a Change in Control (as hereinafter defined) of the Company occurs prior to the scheduled expiration of the Term and within three years after the Change in Control of the Company, Executive is terminated by the Company for reasons other than Death, Disability, or Cause, the

Company or any successor thereto, within 30 days of Executive's termination of employment, will pay to Executive, an amount equal to the greater of (i) 3 times Executive's compensation, or (ii) the Executive's compensation due over the Initial Term of this agreement which, for purposes of this Section, Executive Compensation shall mean an amount equal to the highest annualized rate of Executive's Salary prior to the date of termination. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term any of the following events occurs:

           (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction;

           (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding voting securities of which are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

           (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors of the Company ("Voting Stock").

           (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

           (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the

Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provision of Section 6(c) or 6(d) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because the Company, an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity, any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 25% or otherwise, or because the Company, reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

           7. Non-Competition. The Executive agrees that (a) at all times during the Initial Term, if the Executive is terminated for "cause" or voluntarily terminates his employment hereunder and (b) at all times during the Employment Period, the Executive shall not engage in any business which is competitive with the then current business of the Company or any of its subsidiaries. For the purposes of this Paragraph

7, a business shall be deemed competitive if it consists of or includes any type or line of business engaged in by the Company or any of its subsidiaries at the time of such terminations and which is conducted in whole or in part, within those states where the Company then conducts business. The executive shall be deemed, directly or indirectly, to engage in a business if he participates in such business as a director, officer, stockholder, employee, salesman, partner or individual proprietor, or if he participates in such business as an investor who has made advances on loan, contributions to capital or expenditures for the purchase of stock, permits his name to be used by, acts as a paid consultant or paid advisor to, or if the Executive exerts a controlling influence over such business, provided that nothing herein contained shall be deemed to preclude the purchase of securities of publicly owned companies which securities are listed on a national securities exchange, but the total holding of any such securities so listed shall be limited to five percent (5%) of the amount of such securities outstanding.

           8. Confidentiality. The Executive shall not at any time use or divulge, furnish or make accessible to anyone (other then in the regular course of the business of the Company or any of its subsidiaries) any knowledge or information of trade secrets and proprietary information which has not otherwise become publicly available (including, but not limited to, any information concerning customers or accounts) with respect to the business affairs of the Company or any of its subsidiaries.

           9. Notices. All notices relating to this Employment Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or sent in the United States by registered or certified mail, return receipt requested, in a postpaid envelope, addressed to the other party at the address set forth below, or to such changed address as the other party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

       To the Company         Agree Realty Corporation
                              31850 Northwestern Highway
                              Farmington Hills, MI 48334

       To the Executive       38982 Plumbrook Drive
                              Farmington Hills, MI 48331

           10. Assignability, Binding Effect and Survival. This Employment Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and shall inure to the benefit of and be binding upon the Executive, his heirs, executors, administrators and legal representatives, provided that the obligations of the Executive hereunder may not be delegated.

           11. Complete Understanding; Amendment; Waiver. This Employment Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Employment Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

           12. Severability. If any provision of this Employment Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Employment Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.

           13. Governing Law. This Employment Agreement shall be governed and construed in accordance with the internal laws of the State of Michigan without regard to conflict of laws provisions.


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           14. Indemnification. The Company shall indemnify the Executive against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred, in any action or proceeding to which the Executive is made a party by reason of the fact that he is or was an officer or director of the Company, to the fullest extent permitted by law, the By-laws of the Company and the Articles of Incorporation of the Company.

           15. Counterparts. This Employment Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto.

           16. Titles and Captions. All paragraph, article or section titles or captions in this Employment Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

           IN WITNESS WHEREOF, each of the parties hereto has duly executed this Employment Agreement as of the date first above written.

                                      AGREE REALTY CORPORATION

                                      By: /s/ RICHARD AGREE
                                          --------------------
                                      Name: Richard Agree
                                      Title: President


                                          /s/ DAVID PRUETER
                                          --------------------
                                          David Prueter





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                    ADDENDUM TO EMPLOYMENT AGREEMENT DATED
                               JANUARY 10, 2000

David Prueter (Executive) to receive the following compensation in addition to that which is in the above referenced Employment Agreement.

     1. $50,000.00 moving allowance


     2. Reimbursement or payment for car lease and insurance expense.


     3. 2,500 shares of Agree Realty Corporation stock as an annual bonus per the attached Restricted Stock Agreement


     4. 2,500 shares of Agree Realty Corporation stock for each deal (anchor type tenant) developed due to his efforts per the attached Restricted Stock Agreement. These shares are deemed to be earned at the time of lease commencement.


     5. At the expiration of the Employment Agreement, the Company shall have the right to either 1) have all Restricted Shares immediately vest and the restrictions shall lapse entirely or 2) purchase those Restricted Shares which have not vested from the Executive at the fair market value of said shares. The fair market value shall be based on the average stock price for the thirty (30) days preceding the expiration of the Employment Agreement.


     6. In the event the employment of the Executive is terminated by the Company for any reason other than cause (as defined in the Employment Agreement) all restricted shares of the Executive, as defined in the Restricted Stock Agreement, shall immediately vest and the restrictions shall lapse.






Page 2 -
Addendum to Employment Agreement




     7. The restrictions set forth in Section 2.1 of the Restricted Stock Agreement shall lapse entirely in the event of the death or disability of the Executive as defined in 5(C) of the Employment Agreement.





                                               AGREE REALTY CORPORATION


                                               By: /s/ RICHARD AGREE
                                                   --------------------
                                                    Richard Agree
                                               Its:    President



                                               /S/ DAVID PRUETER
                                               -----------------
                                                 David Prueter





                          RESTRICTED STOCK AGREEMENT

           RESTRICTED STOCK AGREEMENT (the "Agreement") dated January 1, 2000 between AGREE REALTY CORPORATION, a Maryland Corporation (the "Company"), and David Prueter, an employee of the Company (the "Grantee").

           The Company's Board of Directors has determined that the Company's objectives will be furthered by the grant to the Grantee of ______ shares (the "Restricted Shares") of Common Stock of the Company, par value $.0001 per share, subject to the restrictions set out in this agreement, consideration for the issuance of which is based on services heretofore rendered to the Corporation by the Grantee, the Board of Directors having determined that such services represent at least $_______ per share.

           The Grantee delivers herewith a stock power duly endorsed in blank. The stock power will be returned to the Grantee when all restrictions on the Restricted Shares have expired as provided in Section 2.

           In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee hereby agree as follows:

           SECTION 1. Issuance of Restricted Shares. As soon as practicable after receipt from the Grantee of this executed Agreement, the

Company shall issue in the name of the Grantee five stock certificates each representing one-fifth of the total number of Restricted Shares, each of which certificates shall remain in the possession of the Company until the Restricted Shares represented thereby are free of the restrictions set forth in Section 2. Upon the issuance of such certificates, the Grantee shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the restrictions set forth in Section 2.

           SECTION 2. Restrictions.

           2.1 Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the applicable Expiration Date as provided in Section 2.2. These restrictions shall apply as well to any shares of common stock or other securities of the Company which may be acquired by the Grantee in respect of the Restricted Shares as a result of any stock split, stock divided, combination of shares or other change, or any exchange, reclassification or conversion of securities.

           2.2 Unless terminated sooner pursuant to Section 2.3, the restrictions set forth in Section 2.1 shall expire with respect to one-fifth of the total number of Restricted Shares on each of the first, second, third, fourth and fifth anniversaries of the date of this Agreement (the "Expiration Dates"). As soon as practicable after each Expiration Date, the Company shall deliver to the Grantee, subject to the provisions of

Sections 4 and 5, the stock certificate representing the shares which became free of restrictions on such Expiration Date.

            2.3 The restrictions set forth in Section 2.1 shall lapse entirely in the event that the stockholders of the Company approve an agreement to merge, consolidate, liquidate or sell all or substantially all of the assets of the Company, and the date of such approval shall be deemed an Expiration Date for purposes of Section 2.2.

           SECTION 3. Termination. During the 120 days following termination of the Grantee's employment with the Company for any reason, the Company shall have the right to cancel the stock certificate(s) representing any restricted Shares on which the restrictions have not expired as of the date of such termination. For purposes of this Agreement, an individual's "employment" shall include any and all periods during which such individual is an employee of the Company or serves as an officer or director of or consultant to the Company, but is not otherwise an employee. If the Board of Directors determines that the termination of the Grantee's employment is a dismissal for cause, it may in its discretion retroactively deem the Grantee's date of termination to be the date of the action that is the cause for dismissal. The Board of Directors may in its discretion determine whether any leave of absence constitutes a termination of employment within the meaning of this Agreement.

           SECTION 4. Consents.

           4.1 Notwithstanding anything to the contrary contained herein, if the Company shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition to, or in connection with, the issuance or transfer of shares of Common Stock or the taking of any other action in connection with this Agreement, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Company, or the Company may require that such action be taken only in such manner as to make such Consent unnecessary.
For purposes of Section 4.1, the term "Consent" means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Grantee with respect to the acquisition or disposition of shares of Common Stock, or with respect to any other matter, which the Company shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals by any governmental or other regulatory bodies.


SECTION 5. Investment Representation. The Grantee understands that the shares of Common Stock which he is acquiring are not registered under the Securities Act of 1933, as amended, or under state securities laws and will not necessarily become registered in the future, and that, consequently, even after expiration of the restrictions set forth in Section 2 he may be unable to sell such shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. The Grantee represents and warrants the Company that all shares of Common Stock which he is acquiring are acquired for his own account for investment and the Grantee agrees that he will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. The Grantee agrees that the Company may place a legend upon each certificate representing shares acquired by him under the Plan, which legend will refer to the restrictions on transferability contained, or referred to, herein.

           SECTION 6. Right of Discharge Reserved. Nothing in the Plan or in this Agreement shall confer upon the Grantee the right to continue in the employ or service of the Company or affect any right, which the Company may have to terminate the employment or service of the Grantee.

           SECTION 7. Section Headings. The Section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said Sections.

           SECTION 8. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334, attention: President, or at such other address as the Company may hereafter designate to the Grantee by notice as provided herein. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his signature hereto, or at such other address as he may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or three (3) days after having been mailed by registered or certified mail to the party entitled to receive the same.

           SECTION 9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the Grantee's heirs and representatives of his estate.

           SECTION 10. Other Payments or Awards. Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company from making any award or payment to the Grantee under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

           SECTION 11. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New

York and for all purposes shall be governed by, construed and enforced in accordance with the internal laws of said State, without reference to principles of conflict of laws

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                        AGREE REALTY CORPORATION

                                        By:______________________________

ATTEST:__________________               Title____________________________

                                        GRANTEE__________________________

                                        _________________________________

                                        _________________________________